                                                          EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 19, 1996 appearing on page 35 of the 1995 Annual Report to Stockholders of International Business Machines Corporation which is incorporated by reference in International Business Machines Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. Furthermore, we consent to the incorporation by reference of our report on the Financial Statement Schedule which appears on page 8 of such Annual Report on Form 10-K.

                                        /s/PRICE WATERHOUSE LLP
                                       ------------------------
                                         PRICE WATERHOUSE LLP

New York, N.Y.
March 14, 1997